UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): December 21, 2009
MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation	(Commission file number)	(I.R.S. employer identification number)
or organization)

4200 STONE ROAD
KILGORE, TEXAS	75662
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (903) 983-6200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Fourth Amendment to Credit Agreement
     On December 21, 2009, Martin Midstream Partners L.P. (the “Partnership”) entered into a Fourth Amendment (the “Fourth Amendment”) to the Second Amended and Restated Credit Agreement (the “Credit Agreement”), among Martin Operating Partnership L.P., a wholly-owned subsidiary of the Partnership, as borrower, the Partnership, as a guarantor, certain subsidiaries of the Partnership, as guarantors, the financial institutions parties to the Credit Agreement, as lenders, Royal Bank of Canada, as administrative agent and collateral agent, and the various other agents and parties thereto. The Fourth Amendment modified the Partnership’s existing Credit Agreement to, among other things, (1) increase the total commitments of the lenders thereunder from $325 million to approximately $335.67 million, of which approximately $267.72 million are revolving loan commitments and approximately $67.95 million are term loan commitments, (2) provide that the term loans thereunder will automatically convert to revolving loans on November 10, 2010, such that after giving effect to such conversion the aggregate revolving loan commitments will be approximately $335.67 million, (3) extend the maturity date of amounts outstanding under the Credit Agreement from November 10, 2010 to November 9, 2012, (4) increase the applicable interest rate margin and fees payable to the lenders under the Credit Agreement as described in more detail below and in the Fourth Amendment, (5) amend the financial covenants and certain other covenants under the Credit Agreement as described in more detail below and in the Fourth Amendment, (6) include procedures for additional financial institutions to become revolving lenders, or for any existing revolving lender to increase its revolving commitment, subject to a maximum of $375 million for all term loan and revolving loan commitments under the Credit Agreement, (7) eliminate the requirement that the Partnership make annual prepayments of the term loans outstanding under the Credit Agreement with excess cash flow, (8) eliminate the swing line facility under the Credit Agreement, and (9) limit asset dispositions to $25 million per fiscal year.
     Amounts outstanding under the Credit Agreement bear interest at either LIBOR plus an applicable margin or the base rate plus an applicable margin, and the applicable margin is determined by the Partnership’s leverage ratio. After giving effect to the Fourth Amendment, the applicable margin for LIBOR loans and letters of credit ranges from 3.50% to 4.75% (currently 4.50%) and the applicable margin for base rate loans ranges from 2.50% to 3.75% (currently 3.50%). The Partnership also incurs a commitment fee on the unused portion of the revolving loan facility portion of the Credit Agreement, which is equal to 0.50% after giving effect to the Fourth Amendment.
     The Credit Agreement, as amended by the Fourth Amendment, contains financial covenants that, among other things, require the Partnership to maintain specified ratios of: (i) EBITDA (as defined in the Credit Agreement) to interest charges (as described in the Credit Agreement) of not less than 3.0 to 1.0 at the end of each fiscal quarter, (ii) prior to the issuance of $100 million or more of unsecured indebtedness, total funded debt to EBITDA of not more than 4.00 to 1.00 at the end of each fiscal quarter, (iii) after the issuance of $100 million or more of unsecured indebtedness, total funded debt to EBITDA of not more than 4.25 to 1.00 at the end of each fiscal quarter, (iv) after the issuance of $100 million or more of unsecured indebtedness, total secured debt to EBITDA of not more than 3.00 to 1.00 at the end of each fiscal quarter. The Credit Agreement, as amended by the Fourth Amendment, also limits the Partnership’s ability to make capital expenditures and future investments in its joint ventures, all as more fully described in the Fourth Amendment.
     All other material terms remain the same as disclosed in the Partnership’s filings with the Securities and Exchange Commission. The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such Fourth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report.
     As of December 21, 2009, the Partnership had approximately $67.95 million of indebtedness outstanding under the term loan facility portion of the Credit Agreement. Amounts borrowed and repaid under the term loan portion of the Credit Agreement may not be re-borrowed, but the outstanding term loans will automatically convert to revolving loans under the Credit Agreement on November 10, 2010. As of December 21, 2009, the Partnership also had approximately $227.55 million of outstanding revolving loans and $2.12 million of letters of credit outstanding under the Credit Agreement, leaving approximately $38.05 million available for future revolving loans and letters of credit under the Credit Agreement. Amounts borrowed and repaid under the revolving loan facility portion of the Credit Agreement may be re-borrowed.
Item 7.01. Regulation FD Disclosure.
     On December 22, 2009, the Partnership issued a press release announcing the Fourth Amendment and the agreement of Waskom Gas Processing Company, a joint venture in which the Partnership participates, to purchase certain East Texas natural gas gathering and processing assets. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be “furnished” and not deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Item 9.01. Financial Statements and Exhibits.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and not deemed to be “filed” for purposes of the Exchange Act.
     (d) Exhibits

EXHIBIT
NUMBER		DESCRIPTION

10.1	—	Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of December 21, 2009, among Martin

EXHIBIT
NUMBER		DESCRIPTION

Operating Partnership L.P., Martin Midstream Partners L.P., Martin Operating GP LLC, Prism Gas Systems I, L.P., Prism Gas Systems GP, L.L.C., Prism Gulf Coast Systems, L.L.C., McLeod Gas Gathering and Processing Company, L.L.C., Woodlawn Pipeline Co., Inc., Prism Liquids Pipeline LLC, the financial institution parties to the Credit Agreement and Royal Bank of Canada, as administrative agent and collateral agent.

99.1	—	Press release dated December 22, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.
By:	Martin Midstream GP LLC,
Its General Partner

Date: December 22, 2009	By:	/s/ Robert D. Bondurant
Robert D. Bondurant,
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION

10.1	—	Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of December 21, 2009, among Martin Operating Partnership L.P., Martin Midstream Partners L.P., Martin Operating GP LLC, Prism Gas Systems I, L.P., Prism Gas Systems GP, L.L.C., Prism Gulf Coast Systems, L.L.C., McLeod Gas Gathering and Processing Company, L.L.C., Woodlawn Pipeline Co., Inc., Prism Liquids Pipeline LLC, the financial institution parties to the Credit Agreement and Royal Bank of Canada, as administrative agent and collateral agent.

99.1	—	Press release dated December 22, 2009.